Exhibit 15.1

May 17, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE: FILING ON THE MARCH 31, 2011 FORM 10Q FOR TRUSTCO BANK CORP NY

Commissioners:

We are aware that our report dated May 6, 2011, on our reviews of the interim financial information of TrustCo Bank Corp NY for the three-month periods ended March 31, 2011 and 2010, included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2011 is incorporated by reference in this Registration Statement on form S-3.

Yours very truly,

/s/ Crowe Horwath LLP